Exhibit 23.3

Consent of L.E.K. Consulting LLC

L.E.K. Consulting LLC (“L.E K.”) hereby consents to the use of L.E.K.’s name, and the statements attributed to L.E.K., in the Amendment No. 1 to the Registration Statement of Aegerion Pharmaceuticals, Inc. on Form S-l filed with the Securities and Exchange Commission on September 17, 2010, and all amendments thereto (provided that the use of L.E.K.’s name and the statements attributed to L.E.K. remain the same as those included in the Form S-1 filed on September 17, 2010) .

L.E.K. CONSULTING LLC

By:	/s/ Shuba Satyaprasad
Name:	Shuba Satyaprasad
Title:	Internal Counsel

September 16, 2010

Boston, MA